Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Medley LLC, Debtor.	Chapter 11 Case No. 21-10526

DISCLOSURE STATEMENT FOR THE

CHAPTER 11 PLAN OF REORGANIZATION OF MEDLEY LLC

Eric J. Monzo (DE Bar No. 5214)

Brya M. Keilson (DE Bar No. 4643)

MORRIS JAMES LLP

500 Delaware Avenue; Suite 1500

Wilmington, DE 19801

Telephone: (302) 888-6800

Facsimile: (302) 571-1750

E-mail: emonzo@morrisjames.com

E-mail: bkeilson@morrisjames.com

Date: March 7, 2021

Robert M. Hirsh, Esq.

Eric Chafetz, Esq.

Phillip Khezri, Esq.

LOWENSTEIN SANDLER LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (973) 597-2500

Facsimile: (973) 597-2400

E-mail: rhirsh@lowenstein.com

E-mail: echafetz@lowenstein.co

E-mail: pkhezri@lowenstein.com

THIS IS A SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126, 11 U.S.C. §§ 1125, 1126. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THE DEBTOR INTENDS TO SUBMIT THIS DISCLOSURE STATEMENT TO THE BANKRUPTCY COURT FOR APPROVAL. THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE. THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.

IMPORTANT INFORMATION ABOUT THIS DISCLOSURE STATEMENT

SOLICITATION OF VOTES ON THE CHAPTER 11 PLAN OF REORGANIZATION OF MEDLEY LLC PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE FROM THE HOLDERS OF OUTSTANDING:

VOTING CLASSES	NAME OF CLASS UNDER THE PLAN
CLASS 3	NOTES CLAIMS
CLASS 4	STRATEGIC CLAIM
CLASS 5	GENERAL UNSECURED CLAIMS

●	IF YOU ARE IN CLASSES 3, 4, AND/OR 5 YOU ARE RECEIVING THIS DOCUMENT AND THE ACCOMPANYING MATERIALS BECAUSE YOU ARE ENTITLED TO VOTE ON THE PLAN.

DELIVERY OF BALLOTS

CLASS 3, 4, OR 5 BALLOTS MAY BE RETURNED IN THE ENCLOSED PRE-PAID, PRE-ADDRESSED RETURN ENVELOPE WITH THE BALLOT OR TO AN ADDRESS BELOW, AND MUST BE ACTUALLY RECEIVED BY THE NOTICE AND CLAIMS AGENT BY THE VOTING DEADLINE, WHICH IS 4:00 P.M. (PREVAILING EASTERN TIME) ON [MAY 19, 2021] VIA THE ENCLOSED PRE-PAID, PRE-ADDRESSED RETURN ENVELOPE, OR AS OTHERWISE DIRECTED ON THE BALLOT:

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BY REGULAR MAIL AT: Medley Ballot Processing c/o Kurtzman Carson Consultants LLC 222 N. Pacific Coast Highway, Suite 300 El Segundo, California 90245	BY HAND DELIVERY OR OVERNIGHT MAIL AT: Medley Ballot Processing c/o Kurtzman Carson Consultants LLC 222 N. Pacific Coast Highway, Suite 300 El Segundo, California 90245

VIA E-BALLOT PORTAL. SUBMIT YOUR BALLOT FORM VIA THE NOTICE AND CLAIMS AGENT’S ONLINE PORTAL, BY VISITING HTTPS://WWW.KCCLLC.NET/MEDLEY (THE “E BALLOT PORTAL”). CLICK ON THE “SUBMIT
E-BALLOT” SECTION OF THE WEBSITE AND FOLLOW THE INSTRUCTIONS TO SUBMIT YOUR BALLOT.

PLEASE CHOOSE ONLY ONE METHOD TO RETURN YOUR BALLOT.

BALLOTS RECEIVED VIA EMAIL OR FACSIMILE WILL NOT BE COUNTED

IF YOU HAVE ANY QUESTIONS REGARDING THE PROCEDURE FOR VOTING ON THE PLAN, PLEASE CONTACT THE NOTICE AND CLAIMS AGENT AT:

BY E-MAIL TO:

MEDELYINFO@KCCLLC.COM

WITH A REFERENCE TO “MEDLEY LLC” IN THE SUBJECT LINE

BY TELEPHONE:
(877) 634-7181 (TOLL FREE) OR (424) 236-7226 (INTERNATIONAL)
AND REQUEST TO SPEAK WITH A MEMBER OF THE SOLICITATION TEAM

This disclosure statement (this “Disclosure Statement”) provides information regarding the Chapter 11 Plan of Reorganization of Medley LLC (as may be amended, supplemented, or otherwise modified from time to time, the “Plan”)1, for which the Debtor and Medley Management, Inc. (“Medley Management,” and collectively with the Debtor, the “Plan Proponents”) will seek confirmation by the Bankruptcy Court. A copy of the Plan is attached hereto as Exhibit A and is incorporated herein by reference. The Plan Proponents are providing the information in this Disclosure Statement to certain holders of Claims for purposes of soliciting votes to accept or reject the Plan (the “Solicitation”).

The consummation and effectiveness of the Plan are subject to certain material conditions precedent described herein and set forth in Article IX of the Plan. There is no assurance that the Bankruptcy Court will confirm the Plan or, if the Bankruptcy Court does confirm the Plan, that the conditions necessary for the Plan to become effective will be satisfied or, in the alternative, waived.

The Plan Proponents urge each holder of a Claim or Interest to consult with its own advisors with respect to any legal, financial, securities, tax, or business advice in reviewing this Disclosure Statement, the Plan, and each proposed transaction contemplated by the Plan.

1 Capitalized terms used but not otherwise defined in this Disclosure Statement shall have the meanings ascribed to such terms in the Plan.

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The Plan Proponents strongly encourage holders of Claims and Interests to read this Disclosure Statement (including the Risk Factors described in Article VII hereof) and the Plan in their entirety before voting to accept or reject the Plan. Assuming the requisite acceptances to the Plan are obtained, the Plan Proponents will seek the Bankruptcy Court’s approval of the Plan at the Confirmation Hearing.

RECOMMENDATION BY THE PLAN PROPONENTS

THE PLAN PROPONENTS HAVE APPROVED THE TRANSACTIONS CONTEMPLATED BY THE PLAN AND DESCRIBED IN THIS DISCLOSURE STATEMENT, AND THE PLAN PROPONENTS BELIEVE THAT THE COMPROMISES CONTEMPLATED UNDER THE PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF THE DEBTOR’S ESTATE, AND PROVIDES THE BEST, AND LIKELY ONLY, RECOVERY TO CLAIM AND INTEREST HOLDERS. AT THIS TIME, THE PLAN PROPONENTS BELIEVE THAT THE PLAN AND RELATED TRANSACTIONS REPRESENT THE BEST ALTERNATIVE FOR ACCOMPLISHING THE DEBTOR’S OVERALL RESTRUCTURING OBJECTIVES. THE PLAN PROPONENTS THEREFORE STRONGLY RECOMMEND THAT ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED SUBMIT BALLOTS TO ACCEPT THE PLAN BY RETURNING THEIR BALLOTS SO AS TO BE ACTUALLY RECEIVED BY THE NOTICE AND CLAIMS AGENT NO LATER THAN [MAY 19] AT 4:00 P.M. (PREVAILING EASTERN TIME) PURSUANT TO THE INSTRUCTIONS SET FORTH HEREIN AND ON THE BALLOTS.

STRATEGIC CAPITAL ADVISORY SERVICES, LLC, ONE OF THE DEBTOR’S LARGEST CREDITORS SUPPORTS THE PLAN.

SPECIAL NOTICE REGARDING FEDERAL AND STATE SECURITIES LAWS

The Plan has not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state regulatory authority and neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of the information contained in this Disclosure Statement or the Plan. Any representation to the contrary is a criminal offense.

DISCLAIMER

This Disclosure Statement contains summaries of certain provisions of the Plan and certain other documents and financial information. The information included in this Disclosure Statement is provided solely for the purpose of soliciting acceptances of the Plan and should not be relied upon for any purpose other than to determine whether and how to vote on the Plan. All holders of Claims entitled to vote to accept or reject the Plan are advised and encouraged to read this Disclosure Statement and the Plan in their entirety before voting to accept or reject the Plan. While the Debtor believes that these summaries are fair and accurate, the summaries of the financial information and the documents that are attached to, or incorporated by reference in, this Disclosure Statement are qualified in their entirety by reference to such information and documents. In the event of any inconsistency or discrepancy between a description in this Disclosure Statement, on the one hand, and the terms and provisions of the Plan or the financial information and documents incorporated in this Disclosure Statement by reference, on the other hand, the Plan or the financial information and documents, as applicable, shall govern for all purposes.

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Except as otherwise provided in the Plan or in accordance with applicable law, the Debtor is under no duty to update or supplement this Disclosure Statement. The Bankruptcy Court’s approval of this Disclosure Statement does not constitute a guarantee of the accuracy or completeness of the information contained herein or the Bankruptcy Court’s endorsement of the merits of the Plan. The statements and financial information contained in this Disclosure Statement have been made as of the date hereof unless otherwise specified. Holders of Claims or Interests reviewing the Disclosure Statement should not assume at the time of such review that there have been no changes in the facts set forth in this Disclosure Statement since the date of this Disclosure Statement. No holder of a Claim or Interest should rely on any information, representations, or inducements that are not contained in or are inconsistent with the information contained in this Disclosure Statement, the documents attached to this Disclosure Statement, and the Plan. This Disclosure Statement does not constitute legal, business, financial, or tax advice. Any Person or Entity desiring any such advice should consult with their own advisors. Additionally, this Disclosure Statement has not been approved or disapproved by the Bankruptcy Court, the SEC, or any securities regulatory authority of any state under Blue Sky Laws.

Regarding contested matters, adversary proceedings, and other pending, threatened, or potential litigation or other actions, this Disclosure Statement does not constitute, and may not be construed as, an admission of fact, liability, stipulation, or waiver by the Debtor or any other party, but rather as a statement made in the context of settlement negotiations in accordance with Rule 408 of the Federal Rules of Evidence and any analogous state or foreign laws or rules. As such, this Disclosure Statement shall not be admissible in any non-bankruptcy proceeding involving the Debtor or any other party in interest, nor shall it be construed to be conclusive advice on the tax, securities, financial, or other effects of the Plan to holders of Claims against, or Interests in, the Debtor or any other party in interest. Please refer to Article VIII of this Disclosure Statement, entitled “Risk Factors” for a discussion of certain risk factors that holders of Claims voting on the Plan should consider.

Except as otherwise expressly set forth herein, all information, representations, or statements contained herein have been provided by the Debtor. No person is authorized by the Debtor in connection with this Disclosure Statement, the Plan, or the Solicitation to give any information or to make any representation or statement regarding this Disclosure Statement, the Plan, or the Solicitation, in each case, other than as contained in this Disclosure Statement and the exhibits attached hereto or as otherwise incorporated herein by reference or referred to herein. If any such information, representation, or statement is given or made, it may not be relied upon as having been authorized by the Debtor.

You are encouraged to read the Plan and this Disclosure Statement in its entirety, including Article VII, entitled “Risk Factors,” before submitting your ballot to vote on the Plan.

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If the Plan is confirmed by the Bankruptcy Court and the Effective Date occurs, all holders of Claims and Interests (including those holders of Claims who do not submit ballots to accept or reject the Plan, who vote to reject the Plan, or who are not entitled to vote on the Plan) will be bound by the terms of the Plan and the Restructuring Transactions contemplated thereby.

This Disclosure Statement may contain certain forward-looking statements, all of which are based on various estimates and assumptions. Such forward-looking statements are subject to inherent uncertainties and to a wide variety of significant business, economic, and competitive risks, including, but not limited to, those summarized herein. When used in this Disclosure Statement, the words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” and “expect” and similar expressions generally identify forward-looking statements. Although the Debtor believes that its plans, intentions, and expectations reflected in the forward-looking statements are reasonable, they cannot be sure that they will be achieved. These statements are only predictions and are not guarantees of future performance or results. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. All forward-looking statements attributable to the Debtor or Persons or Entities acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in this Disclosure Statement. Forward-looking statements speak only as of the date on which they are made. Except as required by law, the Debtor expressly disclaim any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

[Remainder of page intentionally left blank.]

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TABLE OF CONTENTS

Page

I.	INTRODUCTION		1

II.	PRELIMINARY STATEMENT		1

III.	QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND PLAN		2

	A.	What is chapter 11?	2
	B.	Why is the Debtor sending me this Disclosure Statement?	2
	C.	Am I entitled to vote on the Plan?	3
	D.	What will I receive from the Debtor if the Plan is consummated?	3
	E.	What will I receive from the Debtor if I hold an Allowed Administrative Claim or a Priority Tax Claim?	4
	F.	Are any regulatory approvals required to consummate the Plan?	5
	G.	What happens to my recovery if the Plan is not confirmed or does not go effective?	5
	H.	If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what is meant by “Confirmation,” “Effective Date,” and “Consummation?”	5
	I.	What are the sources of Cash and other consideration required to fund the Plan?	5
	J.	Is there potential litigation related to the Plan?	6
	K.	Will the final amount of Allowed General Unsecured Claims affect the recovery of holders of Allowed General Unsecured Claims under the Plan?	6
	L.	How will the preservation of the Causes of Action affect my recovery under the Plan?	6
	M.	Will there be releases and exculpation granted to parties in interest as part of the Plan?	7
	N.	What is the deadline to vote on the Plan?	12
	O.	How do I vote for or against the Plan?	12
	P.	Why is the Bankruptcy Court holding a Confirmation Hearing?	12
	Q.	What is the purpose of the Confirmation Hearing?	12
	R.	What is the effect of the Plan on the Debtor’s ongoing businesses?	13
	S.	Will any party have significant influence over the corporate governance and operations of the Reorganized Debtor?	13
	T.	Who do I contact if I have additional questions with respect to this Disclosure Statement or the Plan?	13
	U.	Does the Debtor recommend voting in favor of the Plan?	14

IV.	THE DEBTOR’S PLAN		14

	A.	The Plan	14

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V.	THE DEBTOR’S CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW		18

	A.	Medley’ Business and Organizational Structure	18
	B.	The Debtor’s Prepetition Capital Structure	20
	C.	Events Leading to the Filing of the Chapter 11 Case and the Debtor’s Proposed Chapter 11 Plan And Solicitation Procedures	23

VI.	MATERIAL DEVELOPMENTS AND ANTICIPATED EVENTS OF THE CHAPTER 11 CASE		24
	A.	First Day Relief	24
	B.	Professional Retention	25

VII.	RISK FACTORS		25

	A.	Bankruptcy Law Considerations	25
	B.	Risks Related to Recoveries under the Plan	29
	C.	Risks Related to the Debtor’s and the Reorganized Debtor’s Business and MDLY Stock	29

VIII.	SOLICITATION AND VOTING PROCEDURES		30

	A.	Holders of Claims Entitled to Vote on the Plan	30
	B.	Voting Record Date	31
	C.	Voting on the Plan	31
	D.	Ballots Not Counted	33

IX.	CONFIRMATION OF THE PLAN		33

	A.	Requirements for Confirmation of the Plan	33
	B.	Best Interests of Creditors/Liquidation Analysis	33
	C.	Feasibility	34
	D.	Acceptance by Impaired Classes	34
	E.	Confirmation Without Acceptance by All Impaired Classes	35

X.	CERTAIN SECURITIES LAW MATTERS		36

	A.	Issuance of Securities under the Plan	36
	B.	Subsequent Transfers	37

XI.	CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		38

XII.	RECOMMENDATION		38

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EXHIBITS2

EXHIBIT A	Plan of Reorganization
EXHIBIT B	Liquidation Analysis
EXHIBIT C	Valuation Analysis
EXHIBIT D	Debtor’s 10-K
EXHIBIT E	Medley Management’s 10-K

2 Each Exhibit is incorporated herein by reference.

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I.	INTRODUCTION

Medley LLC (the “Debtor”), as debtor and debtor in possession in this Chapter 11 Case, and Medley Management, collectively as Plan Proponents submit this Disclosure Statement, pursuant to section 1125 of the Bankruptcy Code, to holders of Claims against and Interests in the Debtor in connection with the solicitation of votes for acceptance of the Plan.1 A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference.

II.	PRELIMINARY STATEMENT

The Debtor is headquartered in New York City and incorporated in Delaware. The Debtor was formed on October 27, 2010 in connection with a reorganization of the Company’s corporate structure. The Debtor is the direct subsidiary of Medley Management, a public company traded on the New York Stock Exchange under the symbol, “MDLY.” As discussed in more detail below, MDLY owns approximately 98% of the membership interests of the Debtor and is its sole managing member.2

The Company, founded in 2006, operates an alternative asset management firm offering yield solutions to retail and institutional investors. The Company focuses its business on credit-related investment strategies, historically originating senior secured loans to private middle market companies in the United States that have revenues between $50 million and $1 billion. As of the Petition Date, the Company has approximately $1.3 billion in Fee Earning Assets Under Management (“FEAUM”).3

The Company generated approximately $31,700,000 in revenue in 2020 and the Debtor had approximately $5,422,369 in assets and, as discussed more fully below, approximately $140,752,116 in liabilities as of the end of 2020.

As discussed in more detail below, several factors resulted in a liquidity strain that adversely impacted the Debtor’s ability to service the interest obligations owing on the Notes. As a result, on January 7, 2021, the Company engaged B. Riley Securities Inc. (the Debtor’s proposed investment banker and financial advisor) to assist in analyzing various strategic financial alternatives to address its capital structure, including restructuring the capital structure and other contractual obligations, with a particularized focus on the Notes Claims. The Debtor considered a number of alternatives, including an out-of-court exchange offer of debt for cash, debt for debt, debt for equity, or a combination thereof. However, the Debtor ultimately determined that due to the retail nature of the bonds, an out-of-court restructuring would be largely unworkable and ultimately pivoted to the proposed reorganization of the Notes Claims pursuant to the Bankruptcy Code.

1 Capitalized terms used but not otherwise defined in this Disclosure Statement have the meanings ascribed to such terms in the Plan. The summary of the Plan provided herein is qualified in its entirety by reference to the Plan. In the case of any inconsistency between this Disclosure Statement and the Plan, the Plan will govern.

2 MDLY was incorporated on June 13, 2014 and commenced operations on September 29, 2014 upon completion of its initial public offering (“IPO”).

3 The Debtor calculates its FEAUM on a quarterly basis.  The Debtor’s estimated FEAUM as of the Petition Date is based on the most recent quarterly calculation as of the end of 2020.

The structure of the Plan proposed by the Plan Proponents is critical to the success of this Chapter 11 Case and maximizing value for all stakeholders. The proposed Plan will avoid a change of control and therefore allow the Company to maintain its client base and properly restructure its business and operations during and after this Chapter 11 Case.

III.	QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND PLAN

A.	What is chapter 11?

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. In addition to permitting debtor rehabilitation, chapter 11 promotes equality of treatment for creditors and similarly situated equity interest holders, subject to the priority of distributions prescribed by the Bankruptcy Code.

The commencement of a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the date the chapter 11 case is commenced. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

Consummating a chapter 11 plan is the principal objective of a chapter 11 case. A bankruptcy court’s confirmation of a plan binds the debtor, any person acquiring property under the plan, any creditor or equity interest holder of the debtor, and any other entity as may be ordered by the bankruptcy court. Subject to certain limited exceptions, the order issued by a bankruptcy court confirming a plan provides for the treatment of the debtor’s liabilities in accordance with the terms of the confirmed plan.

B.	Why is the Debtor sending me this Disclosure Statement?

The Debtor is seeking to obtain Bankruptcy Court approval of the Plan. Before soliciting acceptances of the Plan, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of a plan and to share such disclosure statement with all holders of claims whose votes on the plan are being solicited. This Disclosure Statement is being submitted in accordance with these requirements.

C.	Am I entitled to vote on the Plan?

Your ability to vote on, and your distribution under, the Plan, if any, depends on what type of Claim you hold and whether you held that Claim as of the Voting Record Date (as defined herein). Each category of holders of Claims or Interests, as set forth in Article III of the Plan pursuant to section 1122(a) of the Bankruptcy Code, is referred to as a “Class.” Each Class’s respective voting status is set forth below:

Class	Claims and Interests	Status	Voting Rights
Class 1	Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class 2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class 3	Notes Claims	Impaired	Entitled to Vote
Class 4	Strategic Claim	Impaired	Entitled to Vote
Class 5	General Unsecured Claims	Impaired	Entitled to Vote
Class 6	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)
Class 7	Interests	Unimpaired	Not Entitled to Vote (Presumed to Accept)

D.	What will I receive from the Debtor if the Plan is consummated?

The following chart provides a summary of the anticipated recovery to holders of Claims or Interests under the Plan. Any estimates of Claims or Interests in this Disclosure Statement may materially vary from the final amounts allowed by the Bankruptcy Court. Your ability to receive distributions under the Plan depends upon the ability of the Debtor to obtain Confirmation and meet the conditions necessary to consummate the Plan.

THE PROJECTED RECOVERIES SET FORTH IN THE TABLE BELOW ARE ESTIMATES ONLY AND THEREFORE ARE SUBJECT TO CHANGE. FOR A COMPLETE DESCRIPTION OF THE DEBTOR’S CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS, REFERENCE SHOULD BE MADE TO THE ENTIRE PLAN.4

4 The recoveries set forth below may materially change based upon various factors.

SUMMARY OF EXPECTED RECOVERIES

Class	Claim/Equity Interest	Treatment of Claim/Equity Interest	Projected Amount of Claims (in millions)	Projected Recovery Under the Plan
1	Secured Claims	Each holder of an Allowed Secured Claim shall receive, at the option of the Debtor and in its sole discretion: (i) payment in full in Cash of its Allowed Secured Claim; (ii) the collateral securing its Allowed Secured Claim; (iii) Reinstatement of its Allowed Secured Claim; or (iv) such other treatment rendering its Allowed Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.	$0	100%
2	Other Priority Claims	Each holder of an Allowed Other Priority Claim shall receive treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code.	$0	100%
3	Notes Claims

On the Effective Date, each holder of an Allowed Notes Claim shall receive:

(i)    If such holder votes to accept the Plan: 0.600 shares of newly issued MDLY Stock for each $25 principal amount of 2024 Notes and/or 2026 Notes held by such holder;

(ii)    If such holder does not take any action and does not vote on the Plan: 0.450 shares of newly issued MDLY Stock for each $25 principal amount of 2024 Notes and/or 2026 Notes held by such holder; or

(iii)  If such holder elects to Opt-Out of the Third Party Release contained in Article VIII of the Plan and/or votes to reject the Plan, the lesser of: (x) 0.134 shares of newly issued MDLY Stock for each $25 principal amount of 2024 Notes and/or 2026 Notes held by such holder; or (y) a pro rata share of the Rejecting Noteholder Pool.

			$122.595	22.4% / 16.8% / 5%
4	Strategic Claim	The holder of the Allowed Strategic Claim shall receive: (i) 218,182 shares of newly issued MDLY Stock; (ii) $350,000 in Cash on the Effective Date or as soon as practicable thereafter; and (iii) a secured promissory note, the form of which will be negotiated between the parties prior to the Confirmation Hearing, which provides for 10 consecutive quarterly payments of $225,000 in Cash, commencing on the last Business Day of the first full calendar quarter following the Effective Date.	$7.7	60.3%
5	General Unsecured Claims

Each holder of an Allowed General Unsecured Claim shall receive, at the option of the Debtor:

(i)    the lesser of: the amount of its Allowed General Unsecured Claim in Cash; or its pro rata share of the General Unsecured Claims Pool; or

(ii)   Reinstatement.

			[●]	[●] / 100%
6	Intercompany Claims

Each Allowed Intercompany Claim shall be, at the option of the Debtor, either:

(i)    Reinstated; or

(ii)   canceled, released, and extinguished and without any distribution at the Debtor’s election and in its sole discretion.

			N/A	0% / 100%
7	Interests	Each holder of an Interest shall retain such Interest.	N/A	100%

E.	What will I receive from the Debtor if I hold an Allowed Administrative Claim or a Priority Tax Claim?

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims or Interests set forth in Article III of the Plan.

1.	Administrative Claims

Administrative Claims will be satisfied as set forth in Article II.A of the Plan, as summarized herein. Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Debtor or the Reorganized Debtor, as applicable, each holder of an Allowed Administrative Claim (other than holders of Professional Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtor in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the holders of such Allowed Administrative Claim; (4) at such time, and upon such terms, as may be agreed upon by such holder and the Debtor or the Reorganized Debtor, as applicable; or (5) at such time, and upon such terms, as set forth in an order of the Bankruptcy Court.

2.	Priority Tax Claims.

Priority Tax Claims will be satisfied as set forth in Article II.C of the Plan, as summarized herein. Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

F.	Are any regulatory approvals required to consummate the Plan?

There are no known regulatory approvals that are required to consummate the Plan. However, to the extent any such regulatory approvals or other authorizations, consents, rulings, or documents are necessary to implement and effectuate the Plan, it is a condition precedent to the Effective Date that they be obtained.

G.	What happens to my recovery if the Plan is not confirmed or does not go effective?

In the event that the Plan is not confirmed or does not go effective, there is no assurance that the Debtor will be able to reorganize its business. It is possible that any alternative may provide holders of Claims with less than they would have received pursuant to the Plan. For a more detailed description of the consequences of an extended chapter 11 case, or of a liquidation scenario, see Article B of this Disclosure Statement, entitled “Best Interests of Creditors/Liquidation Analysis,” and the Liquidation Analysis attached hereto as Exhibit B.

H.	If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what is meant by “Confirmation,” “Effective Date,” and “Consummation?”

“Confirmation” of the Plan refers to approval of the Plan by the Bankruptcy Court. Confirmation of the Plan does not guarantee that you will receive the distribution indicated under the Plan. After Confirmation of the Plan by the Bankruptcy Court, there are conditions that need to be satisfied or waived so that the Plan can go effective. Initial distributions to holders of Allowed Claims will only be made on the date the Plan becomes effective—the “Effective Date”—or as soon as reasonably practicable thereafter, as specified in the Plan. See Article X of this Disclosure Statement, entitled “Confirmation of the Plan,” for a discussion of the conditions precedent to consummation of the Plan.

I.	What are the sources of Cash and other consideration required to fund the Plan?

The Debtor and the Reorganized Debtor, as applicable, shall fund distributions under the Plan with: (1) Cash on hand; (2) the Promissory Note; and (3) the issuance of MDLY Stock.

J.	Is there potential litigation related to the Plan?

Parties in interest may object to the approval of this Disclosure Statement and may also object to Confirmation of the Plan, which objections potentially could give rise to litigation. See Article VIII.C.10 of this Disclosure Statement, entitled “The Reorganized Debtor May Be Adversely Affected by Potential Litigation, Including Litigation Arising Out of the Chapter 11 Case.”

In the event that it becomes necessary to confirm the Plan over the rejection of certain Classes, the Debtor may seek confirmation of the Plan notwithstanding the dissent of such rejecting Classes. The Bankruptcy Court may confirm the Plan pursuant to the “cramdown” provisions of the Bankruptcy Code, which allow the Bankruptcy Court to confirm a plan that has been rejected by an impaired Class if it determines that the Plan satisfies section 1129(b) of the Bankruptcy Code. See Article E of this Disclosure Statement, entitled “Confirmation Without Acceptance by All Impaired Classes.”

K.	Will the final amount of Allowed General Unsecured Claims affect the recovery of holders of Allowed General Unsecured Claims under the Plan?

Although the Debtor’s estimate of Allowed General Unsecured Claims is generally the result of the Debtor’s and its advisors’ analysis of reasonably available information as of the date hereof, the amount of potential Allowed General Unsecured Claims actually asserted against the Debtor may be higher or lower than the Debtor’s estimate provided herein, which difference could be material and could materially affect Class 5 recoveries. The projected amount of General Unsecured Claims set forth herein is subject to change.

As of the Petition Date, the Debtor was a party to certain litigation matters that arose in the ordinary course of operating its business, and could become a party to additional litigation in the future. Although the Debtor has disputed, is disputing, or will dispute in the future the amounts asserted by such litigants, to the extent these parties are ultimately entitled to a higher amount than is reflected in the amounts estimated by the Debtor herein, the total amount of Allowed General Unsecured Claims could change and materially affect Class 5 recoveries.

The Debtor may also reject Executory Contracts and Unexpired Leases, which may result in parties asserting General Unsecured Claims for rejection damages. Finally, the Debtor may object to certain proofs of claim, and any such objections ultimately could cause the total amount of Allowed General Unsecured Claims to change, and could materially affect Class 5 recoveries.

L.	How will the preservation of the Causes of Action affect my recovery under the Plan?

The Plan provides for the retention of all Causes of Action other than those that are expressly waived, relinquished, exculpated, released, compromised, or settled.

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII hereof, the Debtor or Reorganized Debtor, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtor, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtor’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtor pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtor and the Reorganized Debtor as of the Effective Date.

The Reorganized Debtor may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtor. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, the Disclosure Statement, or Confirmation Order, to any Cause of Action against it as any indication that the Debtor or the Reorganized Debtor, as applicable, will not pursue any and all available Causes of Action of the Debtor against it. The Debtor and the Reorganized Debtor expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including Article VIII of the Plan. Unless any Causes of Action of the Debtor against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Reorganized Debtor expressly reserves all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtor reserves and shall retain such Causes of Action of the Debtor notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Case or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that the Debtor may hold against any Entity shall vest in the Reorganized Debtor, except as otherwise expressly provided in the Plan, including Article VIII of the Plan. The Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtor shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

M.	Will there be releases and exculpation granted to parties in interest as part of the Plan?

Yes, the Plan proposes to release the Released Parties and to exculpate the Exculpated Parties. The Debtor’s releases, third-party releases, and exculpation provisions included in the Plan are an integral part of the Debtor’s overall restructuring efforts.

The Plan provides for releases for the Debtor, the Reorganized Debtor, and the Notes Trustee, and each such Entity’s current and former Affiliates and subsidiaries, and such Entities’ and their current and former Affiliates’ and subsidiaries’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals.

The Plan provides exculpation for (a) the Debtor; (b) any official committees appointed in the Chapter 11 Case and each of their respective members; (c) the Notes Trustee; and (d) with respect to each of the foregoing, such Entity and its current and former Affiliates, and such Entity’s and its current and former Affiliates’ current and former equity holders, subsidiaries, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.

The Released Parties and the Exculpated Parties have made substantial and valuable contributions to the Debtor’s restructuring through efforts to negotiate and implement the Plan, and/or contributing new value to help fund the Plan, which will maximize and preserve the going-concern value of the Debtor for the benefit of all parties in interest. Accordingly, each of the Released Parties and the Exculpated Parties warrants the benefit of the release and exculpation provisions.

IMPORTANTLY, THE FOLLOWING PARTIES ARE INCLUDED IN THE DEFINITION OF “RELEASING PARTIES” AND WILL BE DEEMED TO HAVE EXPRESSLY, UNCONDITIONALLY, GENERALLY, INDIVIDUALLY, AND COLLECTIVELY RELEASED AND DISCHARGED ALL CLAIMS AND CAUSES OF ACTION AGAINST THE DEBTOR AND THE RELEASED PARTIES: ALL HOLDERS OF CLAIMS OR INTERESTS WHO DO NOT (X) VALIDLY OPT OUT OF THE RELEASES CONTAINED IN THE PLAN, (Y) FILE AN OBJECTION TO THE RELEASES CONTAINED IN THE PLAN BY THE PLAN OBJECTION DEADLINE, OR (Z) TIMELY VOTE TO REJECT THE PLAN. THE RELEASES ARE AN INTEGRAL ELEMENT OF THE PLAN.

The Debtor believes that the releases and exculpations in the Plan are necessary and appropriate and meet the requisite legal standard promulgated by the United States Court of Appeals for the Third Circuit. Moreover, the Debtor will present evidence at the Confirmation Hearing to demonstrate the basis for and propriety of the releases and exculpation provisions. The release, exculpation, and injunction provisions that are contained in the Plan are copied in pertinent part below.

1.	Release of Liens.

Except as otherwise provided in the Plan, the Confirmation Order, or in any contract, instrument, release, or other agreement or document created, or entered into, pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Secured Claims that the Debtor elects to Reinstate in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estate shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns. Any holder of such Secured Claim (and the applicable agents for such holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtor, to release any collateral or other property of the Debtor (including any cash collateral and possessory collateral), held by such holder (and the applicable agents for such holder), and to take such actions as may be reasonably requested by the Debtor or Reorganized Debtor, as applicable, to evidence the release of such Liens and/or security interests, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

To the extent that any holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such holder, has filed or recorded publicly any Liens and/or security interests to secure such holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such holder (or the agent for such holder) shall take any and all steps requested by the Debtor or the Reorganized Debtor, as applicable, that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Debtor or Reorganized Debtor, as applicable, shall be entitled to make any such filings or recordings on such holder’s behalf.

2.	Releases by the Debtor.

Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtor, the Reorganized Debtor, and its Estate from any and all claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtor, that the Debtor, the Reorganized Debtor, or its Estate would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, the Debtor or other Entity, or that any holder of any Claim against, or Interest in, the Debtor or other Entity could have asserted on behalf of the Debtor, based on or relating to or in any manner arising from in whole or in part, the Debtor, the Debtor’s in- or out-of-court restructuring efforts, any Avoidance Actions, intercompany transactions, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, the Chapter 11 Case, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations of any Person or Entity under the Plan, any post-Effective Date transaction contemplated by the Restructuring Transactions, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or the Restructuring Transactions or (b) any individual from any Claim or Cause of Action related to an act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud or willful misconduct.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by the Releasing Parties, including, without limitation, the Releasing Parties’ contribution to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtor and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for a hearing; and (f) a bar to any of the Debtor, the Reorganized Debtor, or the Debtor’s Estate asserting any Claim or Cause of Action released pursuant to the Debtor Release.

3.	Releases by the Releasing Parties.

As of the Effective Date, for good and valuable consideration, each Releasing Party is deemed to have released and discharged each Released Party from any and all claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtor, the Reorganized Debtor, or the Estate, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to or in any manner arising from in whole or in part, the Debtor, the Debtor’s in- or out-of-court restructuring efforts, any Avoidance Actions, intercompany transactions, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, the Chapter 11 Case, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, the operation of the Debtor’s business prior to the Petition Date, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations (including any obligations Reinstated pursuant to the Plan) of any Person or Entity under the Plan, any post-Effective Date transaction contemplated by the Restructuring Transactions, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or the Restructuring Transactions, or (b) any individual from any claim or Cause of Action related to an act or omission that is determined in a Final Order by a court competent jurisdiction to have constituted actual fraud or willful misconduct.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (a) consensual, (b) essential to the confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties; (d) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtor and its Estate; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for a hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release.

4.	Exculpation.

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have, or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, related prepetition transactions, the Disclosure Statement, the Plan, or any Restructuring Transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted willful misconduct or actual fraud. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth above do not exculpate any post-Effective Date obligations of any party or entity under the Plan, any post-Effective Date transaction contemplated by the Restructuring Transactions, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

5.	Injunction.

Except as otherwise expressly provided in the Plan, or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold claims or interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtor, the Reorganized Debtor, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of, or in connection with. or with respect to. any such claims or interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of, or in connection with, or with respect to, any such claims or interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of, or in connection with, or with respect to, any such claims or interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of, or in connection with, or with respect to, any such claims or interests unless such holder has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with, or with respect to, any such claims or interests released or settled pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the injunction set forth above does not enjoin the enforcement of any post-Effective Date obligations of any party or entity under the Plan, any post-Effective Date transaction contemplated by the Restructuring Transactions, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

For more detail, see Article VIII of the Plan, entitled “Settlement, Release, Injunction, and Related Provisions,” which is incorporated herein by reference.

N.	What is the deadline to vote on the Plan?

The Voting Deadline is [May 19, 2021], at 4:00 p.m. (prevailing Eastern Time).

O.	How do I vote for or against the Plan?

Detailed instructions regarding how to vote on the Plan are contained on the ballots distributed to holders of Claims that are entitled to vote on the Plan. For your vote to be counted, your ballot, the master ballot containing your vote and returned by your Nominee, or the “pre-validated” ballot provided by your Nominee for direct return by you must be properly completed, executed, and delivered as directed, so that the ballot, master ballot or pre-validated ballot containing your vote is actually received by the Debtor’s notice and claims agent, Kurtzman Carson Consultants LLC (the “Notice and Claims Agent”) on or before the Voting Deadline, i.e. [May 19, 2021], at 4:00 p.m., prevailing Eastern Time. See Article IX of this Disclosure Statement, entitled, “Solicitation and Voting Procedures” for more information.

P.	Why is the Bankruptcy Court holding a Confirmation Hearing?

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court to hold a hearing on confirmation of the Plan and recognizes that any party in interest may object to Confirmation of the Plan. All parties in interest will be served notice of the time, date, and location of the Confirmation Hearing once scheduled.

Q.	What is the purpose of the Confirmation Hearing?

The confirmation of a plan of reorganization by a bankruptcy court binds the debtor, any issuer of securities under a plan of reorganization, any person acquiring property under a plan of reorganization, any creditor or equity interest holder of a debtor, and any other person or entity as may be ordered by the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code. Subject to certain limited exceptions, the order issued by the Bankruptcy Court confirming a plan of reorganization discharges a debtor from any debt that arose before the confirmation of such plan of reorganization and provides for the treatment of such debt in accordance with the terms of the confirmed plan of reorganization.

The Confirmation Hearing is scheduled for May [27], 2021, at [10:00 a.m.], prevailing Eastern Time, or such other time as may be scheduled by the Bankruptcy Court. The Confirmation Hearing may be adjourned from time to time without further notice. Objections to Confirmation must be Filed with the Bankruptcy Court, by no later than May [19], 2021, at 4:00 p.m., prevailing Eastern Time, in accordance with the notice of the Confirmation Hearing that accompanies this Disclosure Statement and the Disclosure Statement Order incorporated herein by reference.

R.	What is the effect of the Plan on the Debtor’s ongoing businesses?

The Debtor is reorganizing under chapter 11 of the Bankruptcy Code. As a result, the occurrence of the Effective Date means that the Debtor will not be liquidated or forced to go out of business. Following Confirmation, the Plan will be consummated on the Effective Date, which is a date that is the first Business Day after the Confirmation Date on which: (1) no stay of the Confirmation Order is in effect and (2) all conditions to Consummation have been satisfied or waived (see Article IX of the Plan). On or after the Effective Date, and unless otherwise provided in the Plan, the Reorganized Debtor may operate its businesses and, except as otherwise provided by the Plan, may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. Additionally, upon the Effective Date, all actions contemplated by the Plan will be deemed authorized and approved.

S.	Will any party have significant influence over the corporate governance and operations of the Reorganized Debtor?

The Plan contemplates that the Managing Member of the Debtor shall continue to serve in its capacity as Managing Member after the Effective Date and throughout the remainder of its term. To the extent there is a change in the Managing Member, the identity of any new Managing Member will be disclosed in the Plan Supplement or prior to the Confirmation Hearing, consistent with section 1129(a)(5) of the Bankruptcy Code. The Managing Member and each officer of the Reorganized Debtor shall serve from and after the Effective Date pursuant to the terms of the Organizational Documents and other constituent documents.

T.	Who do I contact if I have additional questions with respect to this Disclosure Statement or the Plan?

If you have any questions regarding this Disclosure Statement or the Plan, please contact the Debtor’s Notice and Claims Agent, Kurtzman Carson Consultants LLC, via one of the following methods:

By regular mail, hand delivery, or overnight at:

Medley Ballot Processing

c/o Kurtzman Carson Consultants LLC

222 N. Pacific Coast Highway, Suite 300

El Segundo, California 90245

By electronic mail at:

MedleyInfo@kcccllc.com

By telephone at:

(877) 634-7181 (toll free) or (424) 236-7266 (international)

and request to speak with a member of the Solicitation Team

Copies of the Plan, this Disclosure Statement, and any other publicly filed documents in the Chapter 11 Case are available upon written request to the Notice and Claims Agent at the address above or by downloading the exhibits and documents from the website of the Notice and Claims Agent at www.kccllc.net/Medley (free of charge) or the Bankruptcy Court’s website at http://www.deb.uscourts.gov (for a fee).

U.	Does the Debtor recommend voting in favor of the Plan?

Yes. The Debtor believes that the Plan provides for a larger distribution to the Debtor’s creditors and equity holders than would otherwise result from any other available alternative. The Debtor believes that the Plan, which contemplates a significant deleveraging of the Debtor’s balance sheet and enables it to emerge from chapter 11 expeditiously, is in the best interest of all holders of Claims or Interests, and that any other alternatives (to the extent they exist, which is very unlikely) fail to realize or recognize the value inherent under the Plan.

IV.	THE DEBTOR’S PLAN

A.	The Plan

The Plan contemplates the following key terms, among others described herein and therein:

1.	General Settlement of Claims and Interests

As discussed herein, and as otherwise provided in the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided for under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan, including: (1) any challenge to the amount, validity, perfection, enforceability, priority or extent of the Notes Claims, and (2) any claim to avoid, subordinate, or disallow any Notes Claims, whether under any provision of chapter 5 of the Bankruptcy Code, on any equitable theory (including equitable subordination, equitable disallowance, or unjust enrichment), or otherwise. The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable and in the best interests of the Debtor and its Estate. Subject to Article VI hereof, all distributions made to holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final.

2.	Restructuring Transactions

On or before the Effective Date, the Debtor or the Reorganized Debtor, as applicable, shall enter into, and shall take any actions as may be necessary or appropriate to effect the Restructuring Transactions. The actions to implement the Restructuring Transactions may include: (1) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; and (4) all other actions that the applicable Entities determine to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan. The Confirmation Order shall, and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, contemplated by, or necessary to effectuate the Plan.

3.	Reorganized Debtor

On the Effective Date, the Managing Member shall remain unaffected from a control perspective, and the Reorganized Debtor shall adopt the Organizational Documents (subject to any technical modification necessary). The Reorganized Debtor shall be authorized to adopt any other agreements, documents, and instruments and to take any other actions contemplated under the Plan as necessary to consummate the Plan. Cash payments to be made pursuant to the Plan will be made by the Debtor or Reorganized Debtor, as applicable. The Debtor and Reorganized Debtor will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Debtor or Reorganized Debtor, as applicable, to satisfy its obligations under the Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtor’s historical intercompany account settlement practices and will not violate the terms of the Plan.

From and after the Effective Date, the Reorganized Debtor, subject to any applicable limitations set forth in any post-Effective Date agreement, shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing, subject to the Organizational Documents, as the Managing Member deems appropriate.

4.	Sources of Consideration for Plan Distributions

The Debtor and the Reorganized Debtor, as applicable, shall fund distributions under the Plan with: (1) Cash on hand, including Cash from operations; (2) proceeds of the Promissory Note; (3) the issuance of MDLY Stock; (4) the General Unsecured Claims Pool; and (5) the Rejecting Noteholder Pool.

(a)	Promissory Note

On the Effective Date, certain members of the management team of Medley Management will issue the Debtor a $1,000,000.00 promissory note, a copy of which shall be included in the Plan Supplement.

(b)	Issuance of MDLY Stock

The issuance of the MDLY Stock shall be authorized by Medley Management prior to the Effective Date, without the need for any further corporate action on behalf of the Debtor and without any further action by the holders of Claims or Interests. Medley Management shall be authorized to issue the number of shares of MDLY Stock required to be issued under the Plan.

All of the shares of MDLY Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance referred to Article VI hereof shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

(c)	General Unsecured Claims Pool

On the Effective Date, the Reorganized Debtor shall establish the General Unsecured Claims Pool with Cash in an amount equal to $100,000. The General Unsecured Claims Pool shall be maintained in trust solely for holders of General Unsecured Claims. Such funds shall not be considered property of the Debtor or the Reorganized Debtor; provided that any funds remaining in the General Unsecured Claims Pool after all General Unsecured Claims Distributions have been made shall be distributed to and vest in the Reorganized Debtor.

(d)	Rejecting Noteholder Pool

On the Effective Date, the Reorganized Debtor shall establish the Rejecting Noteholder Pool with Cash in an amount equal to $100,000. The Rejecting Noteholder Pool shall be maintained in trust solely for holders of Notes Claims that Opt-Out of the Third Party Release contained in Article VIII of the Plan and/or vote to reject the Plan. Such funds shall not be considered property of the Debtor or the Reorganized Debtor; provided that any funds remaining in the Rejecting Noteholder Pool after all Distributions have been made shall be distributed to and vest in the Reorganized Debtor.

5.	Vesting of Assets in the Reorganized Debtor

On the Effective Date, except as otherwise provided in the Confirmation Order, the Plan, or any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to the Plan or Plan Supplement, all property in the Estate, all Causes of Action, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and any property acquired by the Debtor pursuant to the Plan shall vest in the Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, the Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court, and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

6.	Cancellation of Existing Securities and Agreements.

On the Effective Date, except with respect to the Promissory Note, if necessary, and except to the extent otherwise provided in the Plan, all notes, instruments, certificates, credit agreements, indentures, and other documents evidencing Claims, but not Interests, which are unimpaired, shall be deemed cancelled and the obligations of the Debtor thereunder, or in any way related thereto, shall be deemed satisfied in full, cancelled, discharged, and of no force or effect. Holders of, or parties to such cancelled instruments, Securities, and other documentation will have no rights arising from, or relating to, such instruments, Securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan. Notwithstanding anything to the contrary herein, but subject to any applicable provisions of Article VI thereof, the Notes Indentures shall continue in effect solely to the extent necessary to: (1) permit holders of Claims under the Notes Indentures to receive their respective distributions pursuant to this Plan; (2) permit the Reorganized Debtor and the Disbursing Agent, as applicable, to make distribution on account of the Allowed Claims under the Notes Indentures; and (3) permit the Notes Trustee to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of the Plan. Except as provided in the Plan (including Article VI thereof), on the Effective Date, the Notes Trustee, and its respective agents, successors, and assigns, shall be automatically and fully discharged of all of their duties and obligations associated with the Notes Indentures. The commitments and obligations (if any) of the holders of the Notes to extend any further or future credit or financial accommodations to the Debtor, any of its subsidiaries or successors or assigns under the Notes Indentures, shall fully terminate and be of no further force or effect on the Effective Date.

7.	Managing Member and Officers of the Reorganized Debtor

Unless otherwise specified in the Plan Supplement, as of the Effective Date, the term of the current Managing Member of the Debtor shall remain unaffected. To the extent known, the identity of any new Managing Member will be disclosed in the Plan Supplement or prior to the Confirmation Hearing, consistent with section 1129(a)(5) of the Bankruptcy Code. The Managing Member and each officer of the Reorganized Debtor shall serve from and after the Effective Date pursuant to the terms of the Organizational Documents and other constituent documents.

8.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, the Reorganized Debtor, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtor, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtor’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action explicitly released by the Debtor pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtor and the Reorganized Debtor as of the Effective Date.

The Reorganized Debtor may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtor. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtor or the Reorganized Debtor, as applicable, will not pursue any and all available Causes of Action of the Debtor against it. The Debtor and the Reorganized Debtor expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including Article VIII thereof. Unless any Causes of Action of the Debtor against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Reorganized Debtor expressly preserves all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation of the Plan.

The Reorganized Debtor reserves and shall retain such Causes of Action of the Debtor notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Case or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that the Debtor may hold against any Entity shall vest in the Reorganized Debtor, except as otherwise expressly provided in the Plan, including Article VIII thereof. The Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtor shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

V.	THE DEBTOR’S CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW

A.	Medley’ Business and Organizational Structure

The Company operates an alternative asset management firm offering yield solutions to retail and institutional investors. The Company was founded in 2006. The Debtor was formed on October 27, 2010 in connection with a reorganization of the Company’s corporate structure. The Company focuses its business on credit-related investment strategies, historically originating senior secured loans to private middle market companies in the United States that have revenues between $50 million and $1 billion. As of the Petition Date, the Company has approximately $1.3 billion in Fee Earning Assets Under Management.5

5 The Debtor calculates its FEAUM on a quarterly basis.  The Debtor’s estimated FEAUM as of the Petition Date is based on the most recent quarterly calculation as of the end of 2020.

The Company provides investment management services to a permanent capital vehicle, long-dated private funds, and separately managed accounts, and serves as the general partner to the private funds. The business is currently comprised of one reportable segment, the investment management segment, through which the Company conducts substantially all of its business.

The Debtor conducts all of its business through its consolidated, non-debtor subsidiaries. The vast majority of the Debtor’s day-to-day operations are conducted through its direct subsidiary, Medley Capital LLC (“Medley Capital”). As of the date hereof, Medley Capital employs all of the Company’s 48 employees (the Debtor has no employees), is the counterparty to substantially all of the Company’s vendor contracts, and is the lessee under the Company’s commercial lease for its corporate headquarters.

The Debtor does not earn revenues directly from the Company’s clients but provides advisory services to those clients through certain of its non-debtor subsidiaries (collectively, the “Advisors”).6 The Advisors are generally organized for the purpose of providing services specific to a particular client or subset of clients. These services are typically governed by an investment management agreement (an “IMA”) or other documents that describe the terms of the engagement of the Advisor by the respective client(s). The IMAs or other governing documents are typically subject to the client’s right to terminate the agreement at will. Each of the Advisors is registered with the U.S. Securities and Exchange Commission and regulated under the Investment Advisers Act of 1940, as amended.

For the year ended December 31, 2020, the Advisors that were the largest revenue-generators for the Company were SIC Advisors, LLC (“SIC Advisors”) and MCC Advisors, LLC (“MCC Advisors”). SIC Advisors and MCC Advisors generated revenues of approximately $12,200,0007 and $6,900,000, respectively, during the year ended December 31, 2020, and respectively represented 43.8% and 14.5% of the aggregate amount of the Company’s FEAUM. However, as discussed further below, effective on January 1, 2021, Medley Capital Corporation created an internalized management structure that replaced the services provided under the IMA and administration agreements with MCC Advisors.

The Advisors earn fees based on the terms of the IMA or other contract(s) entered into with each of their respective clients. With respect to clients that are private funds or separately managed accounts, these fees generally include management fees, administrative fees, and certain incentive fees. The management fees are calculated quarterly at an annual rate of 0.75% to 2.00% of the value of capital accounts or the value of the investments held by the client, and are paid in cash in advance or in arrears depending on each specific contract. The administrative fees that are payable by each client are set forth in the IMA or other contract(s) for each client and are payable quarterly in arrears. Finally, the incentive fees generally are in an amount equal to 15% to 20% of the realized cash derived from an investment, subject to a cumulative annualized preferred return to the client, as applicable of 6% to 8%, which is in turn subject to a 50% to 100% catch-up allocation to the Advisor. Specifically with respect to SIC Advisors’ client, Sierra Income Corporation, SIC Advisors generally receives (i) a base management fee calculated quarterly at an annual rate of 1.75% of gross assets, payable quarterly in arrears, (ii) a subordinated incentive fee on income, and (iii) an incentive fee on capital gains.

6 Generally, funds and securities of clients advised by investment adviser affiliates of the Debtor are held in accounts in the name of such clients by qualified custodians in accordance with requirements of Section 206(4)-2 of the Investment Advisers Act of 1940, as amended.  As such, client assets are not part of the Debtor’s estate, nor are they available or at risk to satisfy the debts or any obligation of the Debtor or any of its investment adviser affiliates.

7 In addition to the above, SIC Advisors’ client, Sierra Income Corporation, also paid administrative fees to Medley Capital in the amount of approximately $2,300,000 in 2020.

In turn, and as described more fully in the Cash Management Motion (defined below), the Advisors provide periodic ordinary course fee income and distributions to the Debtor. The Debtor subsequently makes ordinary course capital contributions of those amounts throughout the Company—primarily to MDLY and Medley Capital—to fund payroll, insurance, withholding and other taxes and other operating expenses. The Debtor’s relationship with MDLY, including its funding obligations to MDLY, is governed by that certain Fourth Amended and Restated Limited Liability Company Agreement of Medley LCC, dated as of September 23, 2014. The Debtor’s relationship with Medley Capital, including its funding obligations to Medley Capital, is governed by that certain Services and Licensing Agreement, dated as of December 12, 2017.

The Company’s senior management team has on average over 20 years of experience in credit, including originating, underwriting, principal investing and loan structuring. The Company generated approximately $31,700,000 in revenue in 2020. The Debtor has $5,422,369 in assets and, as discussed more fully below, approximately $140,752,116 in liabilities as of the end of 2020.

B.	The Debtor’s Prepetition Capital Structure

In light of the nature of the Debtor’s corporate structure, the Debtor has a streamlined capital structure with no secured debt and minimal trade debt. The Debtor’s prepetition indebtedness consists of (i) obligations owing under certain senior unsecured notes issued by the Debtor in 2016 and 2017, as described further below (the “Notes Claims”), (ii) the Strategic Claim (defined below), and (iii) certain other claims or potential liabilities that may periodically arise in connection with the ordinary course of the Debtor’s business and its role within the Company. A summary of the Debtor’s capital structure is provided below.

i.	The Notes Claims

On August 9, 2016 and October 18, 2016, , the Debtor issued debt consisting of $53,600,000 in aggregate principal amount of senior unsecured notes due in 2026 at a stated coupon rate of 6.875% (the “2026 Notes”). The 2026 Notes are listed on the New York Stock Exchange and trade thereon under the trading symbol “MDLX.” The aggregate principal amount outstanding on the 2026 Notes is approximately $53,600,000 as of the Petition Date.

Further, on January 18, 2017 and February 22, 2017, the Debtor issued $69,000,000 million in aggregate principal amount of senior unsecured notes due in 2024 at a stated coupon rate of 7.25% (the “2024 Notes,” and collectively with the 2026 Notes, the “Notes”). The 2024 Notes are also listed on the New York Stock Exchange and trade thereon under the trading symbol “MDLQ.” The aggregate principal amount outstanding on the 2024 Notes is approximately $69,000,000 as of the Petition Date.

Prior to the Notes issuances, the Debtor had been indebted as borrower under a term loan facility with certain institutional lenders. The Debtor utilized the net proceeds of the Notes issuances to pay off the balance of the Company’s outstanding indebtedness under the term loan facility. The balance of the net proceeds were used for general corporate purposes.

The quarterly interest expense on the 2026 notes is approximately $900,000. The quarterly interest expense on the 2024 Notes is approximately $1,300,000. The Debtor has not paid the quarterly interest payment that came due on the 2024 Notes on February 1, 2021, or the quarterly interest payment that came due on the 2026 Notes on February 16, 2021. The indentures governing each of the Notes provide the Debtor with a 30-day grace period, through March 3, 2021 and March 18, 2021 for the 2024 Notes and the 2026 Notes, respectively, before either of the missed payments may be treated as an event of default under the terms of the Notes

ii.	The Strategic Claim

Strategic Capital Advisory Services, LLC (“Strategic”) was a minority interest holder in SIC Advisors. In order to purchase Strategic’s minority interest, the Debtor entered into a letter agreement, dated as of December 31, 2018 (the “Letter Agreement”) with Strategic, pursuant to which the Debtor provided consideration in the amount of $14,000,000 (the “Strategic Obligations”) to redeem Strategic’s minority interest in SIC Advisors. The Letter Agreement provided that the Strategic Obligations were payable in sixteen (16) equal quarterly installments, from January 15, 2019 through August 5, 2022.

Due to the ongoing economic impact of COVID-19, the Company did not make the installment payment that was due in May 2020, and commenced discussions with Strategic in an attempt to defer or restructure the remaining installments under the Letter Agreement. As a result of these discussions, the Debtor and Strategic entered into an amendment to the original Letter Agreement, dated as of August 4, 2020 (the “Amended Letter Agreement”), which, among other things, revised the payment terms under the original Letter Agreement. Pursuant to the Amended Letter Agreement, the Debtor and Strategic agreed that the $8,750,000 remaining balance owing by the Debtor to Strategic would be paid according to the following schedule:

Payment Date	Payment Amount
August 5, 2020	$700,000
November 5, 2020	$350,000
February 5, 2021	$350,000
May 5, 2021	$350,000
August 5, 2021	$1,000,000
November 5, 2021	$1,000,000
February 5, 2022	$1,000,000
May 5, 2022	$1,000,000
August 5, 2022	$1,000,000
November 5, 2022	$1,000,000
February 5, 2023	$1,000,000
TOTAL	$8,750,000

As of the Petition Date, the outstanding balance owed by the Debtor to Strategic is $7,700,000 (the “Strategic Claim”). The Debtor did not pay the installment that came due on February 5, 2021.

iii.	Other Potential Liabilities

In addition to the foregoing, the Debtor may incur obligations or become subject to other potential liabilities in the ordinary course of its business. Among other things, the Debtor may incur obligations owing to the Company’s professionals and advisors and certain other service providers in the ordinary course of its business. Additionally, the Debtor may also become engaged in litigation. The Debtor is currently named as a defendant in a putative class action captioned, Solomon et al. v. American Web Loan, Inc., et al. (E.D. Va., Case No. 4:17-cv-145)—though it appears possible that the Debtor will not be required to pay any judgment or settlement amounts in connection with this litigation, the outcome of the litigation is yet to be determined. Moreover, the Debtor is the guarantor on the commercial property lease with Vornado Realty Trust pursuant to which Medley Capital leases the Company’s executive office space.

Furthermore, on September 17, 2019 the staff of the SEC’s Division of Enforcement (the “Staff”) informed the Company that it was conducting an informal inquiry and requested the production and preservation of certain documents and records. The Company fully cooperated with the Staff’s informal inquiry and began voluntarily providing the Staff with any requested documents.

By letter dated December 18, 2019, the Staff advised the Company that a formal order of private investigation (the “Order”) had been issued and that the informal inquiry was now a formal investigation. The Order indicated that the investigation relates to Section 17(a) of the Securities Act of 1933, Section 10(b) of the Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 thereunder, and Sections 206(1), 206(2), and 206(4) of the Investment Advisers Act of 1940, Rule 206(4)-8, Sections 13(a) and 14(a) of the Exchange Act and Rules 12b-20, 13a-1, 13a-11, 13a-13, and 14a-9 thereunder. The Company continues to cooperate fully with the investigation.

The Company cannot predict the outcome of, or the timeframe for, the conclusion of this investigation. An adverse outcome could have a material effect on the Company’s business, financial condition, or results of operations.

iv.	Equity Holders

As of the Petition Date, Medley Management Inc. holds approximately 98% of the equity interests of the Debtor. The balance of the Debtor’s equity interests are held by Freedom 2021 LLC. Freedom 2021 LLC is controlled by Seth Taube.

C.	Events Leading to the Filing of the Chapter 11 Case and the Debtor’s Proposed Chapter 11 Plan And Solicitation Procedures

As of December 31, 2018, the Company had approximately $2,800,000,000 in FEAUM, and total revenues of approximately $56,500,000.

During 2018 and 2019, the Company pursued a number of strategic transactions, including the contemplated tri-party mergers with Medley Capital Corporation (“MCC”)8 and Sierra Income Corporation (“Sierra, and collectively with the Company and MCC, the “Merger Parties”), which were clients of Advisors at the time.9 After the Merger Parties executed a merger agreement, in February 2019, stockholders commenced a stockholder class action against MCC in the Delaware Chancery Court which was resolved in December 2019. The Merger Parties continued to pursue the merger transaction while the litigation was pending. No merger transaction ultimately occurred. At the same time, a reduction in leverage and declines in fund values at the Company’s permanent capital vehicles (Sierra and MCC), as well as investment realizations and changes in fund values at the Company’s long-dated private funds and separately managed accounts resulted in further declines in FEAUM. By December 31, 2019, the Company’s FEAUM was $2,100,000,000 and revenues were approximately $48,800,000, a decline of 23.2% and 13.6%, respectively.

The Company experienced significant additional FEAUM declines in 2020. The COVID-19 pandemic contributed to a material decline in FEAUM in the first half of 2020.  Further, as noted above, on November 18, 2020, the board of directors of MCC Advisors’ client, MCC, approved the adoption of an internalized management structure effective January 1, 2021. As a result, the MCC Advisors’ IMA and administrative agreement with MCC expired on December 31, 2020, resulting in the loss of this client. These factors contributed to an approximate 38% annual decline (2020 vs. 2019) in the Company’s FEAUM to approximately $1,300,000,000.

These factors resulted in a liquidity strain that adversely impacted the Debtor’s ability to service the interest obligations owing on the Notes. As a result, on January 7, 2021, the Company engaged B. Riley Securities Inc. (the Debtor’s proposed investment banker and financial advisor) to assist in analyzing various strategic financial alternatives to address its capital structure, including restructuring the capital structure and other contractual obligations, with a particularized focus on the Notes Claims. The Debtor considered a number of alternatives, including an out-of-court exchange offer of debt for cash, debt for debt, debt for equity, or a combination thereof. However, the Debtor ultimately determined that due to the retail nature of the bonds, an out-of-court restructuring would be largely unworkable and ultimately pivoted to the proposed reorganization of the Notes Claims pursuant to the Bankruptcy Code.

8 As of January 1, 2021, MCC changed its name to PhenixFIN Corporation.

9 As set forth above and below, MCC is no longer a client of Advisors.

The Debtor determined that the most effective path for maximizing profitability and ultimately, value, for all of its stakeholders was to pursue an efficient debt restructuring through the present Chapter 11 Case. To that end, the Debtor is filing the Plan on, or promptly after, the Petition Date, which will provide for, among other things, the issuance of equity interests in MDLY in full satisfaction of the Notes Claims, and the modification of the amount and payment terms of the Strategic Claim.

The structure of the Plan proposed by the Debtor and Medley Management is critical to the success of this Chapter 11 Case and maximizing value for all stakeholders. The Plan is designed to avoid a change of control event through the Chapter 11 Case and to limit the potential for client defections. As illustrated by the termination of the Company’s relationship with MCC, at the end of 2020, a loss of a client can have material adverse consequences in the business. The proposed Plan seeks to avoid a change of control in order to allow the Company to maintain its client base and properly restructure its business and operations during and after this Chapter 11 Case.

VI.	MATERIAL DEVELOPMENTS AND ANTICIPATED EVENTS OF THE CHAPTER 11 CASE

A.	First Day Relief

On the Petition Date, along with its voluntary petition for relief under chapter 11 of the Bankruptcy Code (the “Petition”), the Debtor filed several motions (the “First Day Motions”) designed to facilitate the administration of the Chapter 11 Case and minimize disruption to the Debtor’s operations, by, among other things, easing the strain on the Debtor’s relationships with employees, vendors, and investment contract counter-parties following the commencement of the Chapter 11 Case. The First Day Motions, and all orders for relief granted in the Chapter 11 Case, can be viewed free of charge at www.kccllc.net/Medley.

The First Day Motions include the below motions, and related entered orders:

Administrative/Case Management Motions

i.

Application for Entry of an Order Appointing Kurtzman Carson Consultants LLC as Claims and Noticing Agent Effective Nunc Pro Tunc to the Petition Date [Docket No. ●], which was granted by an order of the Bankruptcy Court entered on [●] [Docket No. ●].

Operational Motions

ii.

Debtor’s Motion for Entry of Interim and Final Orders (I) Authorizing, but not Directing, the Debtor to Continue and Maintain its Existing Cash Management System, Bank Account and Business Forms, (II) Authorizing the Continuation of Ordinary-Course Intercompany Transactions, and (III) Granting Related Relief [Docket No. ●], which was granted by orders of the Bankruptcy Court entered on [●] [Docket Nos. ●] (the “Cash Management Motion”).

B.	Professional Retention

The Debtor has filed the following applications for retention of Professionals in the Chapter 11 Case:

[TO BE UPDATED PRIOR TO SOLICITATION]

VII.	RISK FACTORS

Holders of Claims should read and consider carefully the risk factors set forth below before voting to accept or reject the Plan. Although there are many risk factors discussed below, these factors should not be regarded as constituting the only risks present in connection with the Debtor’s business or the Plan and its implementation.

A.	Bankruptcy Law Considerations

The occurrence or non-occurrence of any or all of the following contingencies, and any others, could affect distributions available to holders of Allowed Claims under the Plan, but will not necessarily affect the validity of the vote of the Impaired Classes to accept or reject the Plan or necessarily require a re-solicitation of the votes of holders of Claims in such Impaired Classes.

1.	Parties in Interest May Object to the Plan’s Classification of Claims and Interests

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The Debtor believes that the classification of the Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtor created Classes of Claims and Interests each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests, as applicable, in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

2.	The Conditions Precedent to the Effective Date of the Plan May Not Occur.

As more fully set forth in Article IX of the Plan, the Confirmation Date and the Effective Date of the Plan are subject to a number of conditions precedent. If such conditions precedent are not met or waived, the Confirmation Date or the Effective Date will not take place.

3.	The Debtor May Fail to Satisfy Vote Requirements

If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtor intends to seek, as promptly as practicable thereafter, Confirmation of the Plan. In the event that sufficient votes are not received, the Debtor may seek to confirm an alternative chapter 11 plan or transaction. There can be no assurance that the terms of any such alternative chapter 11 plan or other transaction would be similar or as favorable to the holders of Allowed Interests and Allowed Claims as those proposed in the Plan and the Debtor does not believe that any such transaction exists, or is likely to exist, that would be more beneficial to the Estate than the Plan.

4.	The Debtor May Not Be Able to Secure Confirmation of the Plan

Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the Bankruptcy Court that: (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting holders of claims or equity interests within a particular class under such plan will not be less than the value of distributions such holders would receive if the debtor was liquidated under chapter 7 of the Bankruptcy Code.

There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting holder of an Allowed Claim might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules, as applicable. Even if the Bankruptcy Court determines that this Disclosure Statement, the balloting procedures, and voting results are appropriate, the Bankruptcy Court could still decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation are not met. If a chapter 11 plan of reorganization is not confirmed by the Bankruptcy Court, it is unclear whether the Debtor will be able to reorganize its business and what, if anything, holders of Interests and Allowed Claims against it would ultimately receive.

The Debtor reserves the right to modify the terms and conditions of the Plan as necessary for Confirmation. Any such modifications could result in less favorable treatment of any non-accepting class of Claims or Interests, as well as any class junior to such non-accepting class, than the treatment currently provided in the Plan. Such a less favorable treatment could include a distribution of property with a lesser value than currently provided for in the Plan or no distribution whatsoever under the Plan.

5.	Nonconsensual Confirmation

In the event that any impaired class of claims or interests does not accept a chapter 11 plan, a bankruptcy court may nevertheless confirm a plan at the proponent’s request if at least one impaired class (as defined under section 1124 of the Bankruptcy Code) has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and, as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired class(es). The Debtor believes that the Plan satisfies these requirements, and the Debtor may request such nonconsensual Confirmation in accordance with subsection 1129(b) of the Bankruptcy Code. Nevertheless, there can be no assurance that the Bankruptcy Court will reach this conclusion. In addition, the pursuit of nonconsensual Confirmation or Consummation of the Plan may result in, among other things, increased expenses relating to professional compensation.

6.	The Chapter 11 Case May Be Converted to a Case under Chapter 7 of the Bankruptcy Code

If the Bankruptcy Court finds that it would be in the best interest of creditors and/or the debtor in a chapter 11 case, the Bankruptcy Court may convert a chapter 11 bankruptcy case to a case under chapter 7 of the Bankruptcy Code. In such event, a chapter 7 trustee would be appointed or elected to liquidate the debtor’s assets for distribution in accordance with the priorities established by the Bankruptcy Code. The Debtor believes that liquidation under chapter 7 would result in significantly smaller distributions being made to creditors than those provided for in a chapter 11 plan because of: (a) the likelihood that the assets would have to be sold or otherwise disposed of in a disorderly fashion over a short period of time, rather than reorganizing or selling the business as a going concern at a later time in a controlled manner, (b) additional administrative expenses involved in the appointment of a chapter 7 trustee, and (c) additional expenses and Claims, some of which would be entitled to priority, that would be generated during the liquidation, including Claims resulting from the rejection of Unexpired Leases and other Executory Contracts in connection with cessation of operations.

7.	The Debtor May Object to the Amount or Classification of a Claim

Except as otherwise provided in the Plan, the Debtor reserves the right to object to the amount or classification of any Claim under the Plan. The estimates set forth in this Disclosure Statement cannot be relied upon by any holder of a Claim where such Claim is subject to an objection. Any holder of a Claim that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.

8.	Contingencies Could Affect Votes of Impaired Classes to Accept or Reject the Plan

The distributions available to holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims. The occurrence of any and all such contingencies, which could affect distributions available to holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Impaired Classes.

The estimated Claims and creditor recoveries set forth in this Disclosure Statement are based on various assumptions, and the actual Allowed amounts of Claims may significantly differ from the estimates. Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims may vary materially from the estimated Claims contained in this Disclosure Statement. Moreover, the Debtor cannot determine with any certainty at this time, the number or amount of Claims that will ultimately be Allowed. Such differences may materially and adversely affect, among other things, the percentage recoveries to holders of Allowed Claims under the Plan.

9.	Releases, Injunctions, and Exculpation Provisions May Not Be Approved

Article VIII of the Plan provides for certain releases, injunctions, and exculpations, including a release of liens and third-party releases that may otherwise be asserted against the Debtor, Reorganized Debtor, or Released Parties, as applicable. The releases, injunctions, and exculpations provided in the Plan are subject to objection by parties in interest and may not be approved. If the releases are not approved, certain Released Parties may withdraw their support for the Plan.

The releases provided to the Released Parties, and the exculpation provided to the Exculpated Parties, is necessary to the success of the Debtor’s reorganization because the Released Parties and Exculpated Parties have made significant contributions to the Debtor’s reorganizational efforts that are integral to the success of the Plan and have agreed to make further contributions, including to facilitate a critical source of post-emergence liquidity, but only if they receive the full benefit of the Plan’s release and exculpation provisions.

10.

The Debtor Cannot Predict the Amount of Time Spent in Bankruptcy for the Purpose of Implementing the Plan, and a Lengthy Bankruptcy Proceeding Could Disrupt the Debtor’s Business, as Well as Impair the Prospect for Reorganization on the Terms Contained in the Plan

The Debtor estimates that the process of obtaining Confirmation and Consummation of the Plan by the Bankruptcy Court could last approximately ninety (90) days from the Petition Date, but it could last considerably longer if, for example, Confirmation is contested, or the conditions to Confirmation or Consummation are not satisfied or waived.

Although the Plan is designed to minimize the length of the bankruptcy proceedings, it is impossible to predict with certainty the amount of time that the Debtor may spend in bankruptcy, and the Debtor cannot be certain that the Plan will be confirmed. Even if confirmed on a timely basis, a bankruptcy proceeding to confirm the Plan could itself have an adverse effect on the Debtor’s business. There is a risk, due to uncertainty about the Debtor’s future that, among other things:

●	The Debtor’s Management and the Company’s employees could be distracted from performance of their duties or more easily attracted to other career opportunities;

●	key clients may choose to switch to a competitor; and

●

suppliers, vendors, or other business partners could terminate their relationship with the Debtor or demand financial assurances (including contract counter-parties, many of whom may have the option to terminate their contracts at will) or enhanced performance, any of which could impair the Debtor’s prospects.

A lengthy bankruptcy proceeding also would involve additional expenses and divert the attention of management from the operation of the Debtor’s business.

The disruption that the bankruptcy process would have on the Debtor’s business could increase with the length of time it takes to complete the Chapter 11 Case. If the Debtor is unable to obtain Confirmation of the Plan on a timely basis, because of a challenge to the Plan or otherwise, the Debtor may be forced to operate in bankruptcy for an extended period of time while it tries to develop a different plan of reorganization that can be confirmed. A protracted bankruptcy case could increase both the probability and the magnitude of the adverse effects described above.

11.	Risk of Non-Occurrence of the Effective Date

Although the Debtor believes that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur. As more fully set forth in Article IX of the Plan, the Effective Date of the Plan is subject to a number of conditions precedent. If such conditions precedent are waived or not met, the Effective Date will not take place.

12.	Projections and Other Forward-Looking Statements Are Not Assured, and Actual Results May Vary

Certain of the information contained in this Disclosure Statement is, by nature, forward-looking, and may contain estimates and assumptions which might ultimately prove to be incorrect, or may contain projections which may be materially different from actual future experiences. There are uncertainties associated with any projections and estimates, and they should not be considered assurances or guarantees of the amount of funds or the amount of Claims in the various Classes that might be allowed.

B.	Risks Related to Recoveries under the Plan

1.	The Trading Price for MDLY Stock May Be Depressed Following the Effective Date

Assuming that the Effective Date occurs, shares of MDLY Stock will be issued to holders of Class 3 Notes Claims. Holders of such Claims that receive shares of MDLY Stock may seek to sell such securities in an effort to obtain liquidity. These sales could cause the trading price for the shares of MDLY Stock to be depressed.

2.	Certain Tax Implications of the Plan

Holders of Allowed Claims should carefully review Article XII of this Disclosure Statement entitled “Certain U.S. Federal Income Tax Consequences of the Plan” to determine how certain tax implications of the Plan and the Chapter 11 Case may affect the Debtor, the Reorganized Debtor, and certain holders of Claims or Interests, as well as certain tax implications of owning and disposing of the consideration to be received pursuant to the Plan.

3.	Potential Dilution by Other Issuances of Securities

The shares of MDLY Stock issued pursuant to the Plan will be subject to dilution from any other shares that may be issued post-emergence, including from conversion or exercise of any other options, warrants, convertible securities, exercisable securities, or other securities that may be issued post-emergence, including, but not limited to, any management incentive plan.

In the future, similar to all companies, additional equity financings or other share issuances by the Reorganized Debtor could adversely affect the value of MDLY Stock. The amount of dilutive effect of any of the foregoing could be material.

C.	Risks Related to the Debtor’s and the Reorganized Debtor’s Business and MDLY Stock

1.	The Debtor’s Most Recent Form 10-K Provides a List of Risk Factors Related to Its Business

Holders of Claims and Interests are encouraged to review the Debtor’s most recently filed Form 10-K, Item 1A, which is attached hereto as Exhibit D, for a list of risk factors which may affect the Debtor’s and Reorganized Debtor’s Business, as applicable, and indirectly impact the value of MDLY Stock.

2.	Medley Management’s Most Recent Form 10-K Provides a List of Risk Factors Related to Its Business and MDLY Stock

Holders of Claims and Interests are encouraged to review Medley Management’s most recently filed Form 10-K, Item 1A, which is attached hereto as Exhibit E, for a list of risk factors which may affect the Medley Management’s Business and the value of MDLY Stock.

Because of the risks and uncertainties associated with the Chapter 11 Case, the Debtor cannot accurately predict or quantify the ultimate impact of events that occur during the Chapter 11 Case that may be inconsistent with the Debtor’s plan and valuations.

VIII.	SOLICITATION AND VOTING PROCEDURES[10]

This Disclosure Statement, which is accompanied by a Ballot or Ballots to be used for voting on the Plan, is being distributed to the holders of Claims in those Classes that are entitled to vote to accept or reject the Plan.

A.	Holders of Claims Entitled to Vote on the Plan

Under the provisions of the Bankruptcy Code, not all holders of claims against or interests in a debtor are entitled to vote on a chapter 11 plan. The table in Article III.C of this Disclosure Statement, entitled “Am I entitled to vote on the Plan?” provides a summary of the status and voting rights of each Class (and, therefore, of each holder within such Class absent an objection to the holder’s Claim or Interest) under the Plan.

10 Capitalized terms not defined in this section of the Disclosure Statement shall have the meanings ascribed to them in the Debtor’s Motion for Entry of an Order (I) Approving the Adequacy of Information in the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief, filed contemporaneously herewith.

As shown in the table, the Debtor is soliciting votes to accept or reject the Plan only from holders of Claims in Classes 3, 4, and 5 (the “Voting Classes”). The holders of Claims in the Voting Classes are Impaired under the Plan and will receive a distribution under the Plan. Accordingly, holders of Claims in the Voting Classes have the right to vote to accept or reject the Plan.

The Debtor is not soliciting votes from holders of Claims or Interests in Classes 1, 2, 6, or 7.

B.	Voting Record Date

The Voting Record Date is [April 14, 2021] (the “Voting Record Date”). The Voting Record Date is the date for determining (i) which holders of Claims in the Voting Classes are entitled to vote to accept or reject the Plan and receive Solicitation Packages in connection therewith and (ii) whether Claims have been properly assigned or transferred to an assignee pursuant to Bankruptcy Rule 3001(e) such that the assignee can vote as the holder of the respective Claim.

C.	Voting on the Plan

The Voting Deadline is [May 19] at 4:00 p.m. (prevailing Eastern Time). In order to be counted as votes to accept or reject the Plan, all ballots must be properly executed, completed, and delivered as directed, so that your ballot or the master ballot containing your vote is actually received by the Notice and Claims Agent on or before the Voting Deadline. Ballots returned by electronic mail or facsimile will not be counted.

1.	Holders of Claims in Classes 4 and 5

If you are a holder of a Claim in Class 4 or 5, you must submit your Ballot form through the Notice and Claims Agent’s online balloting portal or complete, sign, and date your Ballot and return it (with an original signature) promptly in the enclosed prepaid reply envelope or to the following address:

If sent by first-class mail, overnight mail, or hand delivery: Medley Ballot Processing c/o Kurtzman Carson Consultants LLC 222 N. Pacific Coast Highway, Suite 300 El Segundo, California 90245

2.	Holders of Claims in Class 3 that are Notes Claims held through a Nominee

Holders of Notes Claims held in “street name” through a Nominee may vote on the Plan by the following method:

●

Complete and sign the enclosed Beneficial Holder Ballot. Return the Beneficial Holder Ballot to your Nominee as promptly as possible and in sufficient time to allow such Nominee to process your instructions and return a completed Master Ballot to the Notice and Claims Agent by the Voting Deadline. If no self-addressed, postage-paid envelope was enclosed for this purpose, contact the Notice and Claims Agent for instructions.

Any Beneficial Holder Ballot returned to a Nominee will not be counted for purposes of acceptance or rejection of the Plan until the Notice and Claims Agent receives such Master Ballot casting the vote of such holder.

If any holder holds Notes Claims through more than one Nominee, such holder may receive multiple mailings containing Beneficial Holder Ballots. The holder should execute a separate Beneficial Holder Ballot for each block of Notes Claims that it holds through any particular Nominee and return each Beneficial Holder Ballot to the respective Nominee in the return envelope provided therewith. Holders who execute multiple Beneficial Holder Ballots with respect to Notes Claims held through more than one Nominee must indicate on each Beneficial Holder Ballot the names of all such other Nominees and the additional amounts of such Notes Claims so held and voted.

A Nominee that, on the Class 3 Record Date, is the record holder of the Notes Claims for one or more holders can obtain the votes of the holders of such Notes Claims, consistent with customary practices for obtaining the votes of securities held in “street name,” in manner set forth in the following paragraph:

The Nominee may obtain the votes of holders by forwarding to the holders the unsigned Beneficial Holder Ballots—together with this Disclosure Statement, a pre-addressed, postage-paid return envelope provided by, and addressed to, the Nominee, and other materials requested to be forwarded. Each such holder must then indicate its vote on the Beneficial Holder Ballot, complete the information requested on the Beneficial Holder Ballot, review the certifications contained on the Beneficial Holder Ballot, execute the Beneficial Holder Ballot, and return the Beneficial Holder Ballot to the Nominee. After collecting the Beneficial Holder Ballots, the Nominee should, in turn, complete a Master Ballot compiling the votes and other information from the Beneficial Holder Ballots, execute the Master Ballot, and deliver the Master Ballot to the Notice and Claims Agent so that it is actually received by the Notice and Claims Agent on or before the Voting Deadline. All Beneficial Holder Ballots returned by holders should either be forwarded to the Notice and Claims Agent (along with the Master Ballot) or retained by Nominees for inspection for at least one year from the Voting Deadline. EACH NOMINEE SHOULD ADVISE ITS ELIGIBLE HOLDERS TO RETURN THEIR BENEFICIAL HOLDER BALLOTS TO THE NOMINEE BY A DATE CALCULATED BY THE NOMINEE TO ALLOW IT TO PREPARE AND RETURN THE MASTER BALLOT TO THE NOTICE AND CLAIMS AGENT SO THAT IT IS ACTUALLY RECEIVED BY THE NOTICE AND CLAIMS AGENT ON OR BEFORE THE VOTING DEADLINE.

D.	Ballots Not Counted

No ballot will be counted toward Confirmation if, among other things: (1) it is illegible or contains insufficient information to permit the identification of the holder of the Claim; (2) it was transmitted by means other than as specifically set forth in the ballots; (3) it was cast by an entity that is not entitled to vote on the Plan; (4) it was sent to the Debtor, the Debtor’s agents/representatives (other than the Notice and Claims Agent), the Indenture Trustee, or the Debtor’s financial or legal advisors instead of the Notice and Claims Agent; (5) it is unsigned; or (6) it is not clearly marked to either accept or reject the Plan, or it is marked both to accept and reject the Plan. Please refer to the Disclosure Statement Order for additional requirements with respect to voting to accept or reject the Plan.

ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE, OR THAT IS OTHERWISE NOT IN COMPLIANCE WITH THE SOLICITATION AND VOTING PROCEDURES PROVIDED IN THIS ARTICLE IX OF THE DISCLOSURE STATEMENT, WILL NOT BE COUNTED.

If you have any questions about the solicitation or voting process, please contact the Notice and Claims Agent at (877) 634-7181 (toll free) or (424) 236-7226 (international) or via electronic mail to MedleyInfo@kccllc.com.

IX.	CONFIRMATION OF THE PLAN

A.	Requirements for Confirmation of the Plan

Among the requirements for Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code are: (1) the Plan is accepted by all Impaired Classes of Claims or Interests, or if rejected by an Impaired Class, the Plan “does not discriminate unfairly” and is “fair and equitable” as to the rejecting Impaired Class; (2) the Plan is feasible; and (3) the Plan is in the “best interests” of holders of Claims or Interests.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies all of the requirements of section 1129 of the Bankruptcy Code. The Debtor believes that: (1) the Plan satisfies, or will satisfy, all of the necessary statutory requirements of chapter 11 for plan confirmation; (2) the Debtor has complied, or will have complied, with all of the necessary requirements of chapter 11 for plan confirmation; and (3) the Plan has been proposed in good faith.

B.	Best Interests of Creditors/Liquidation Analysis

Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that a bankruptcy court find, as a condition to confirmation, that a chapter 11 plan provides, with respect to each impaired class, that each holder of a claim or an equity interest in such impaired class either (1) has accepted the plan, or (2) will receive or retain under the plan property of a value that is not less than the amount that the non-accepting holder would receive or retain if the Debtor liquidated under chapter 7.

Attached hereto as Exhibit B, and incorporated herein by reference, is a liquidation analysis (the “Liquidation Analysis”) prepared by the Debtor with the assistance of the Debtor’s advisors. As reflected in the Liquidation Analysis, the Debtor believes that liquidation of the Debtor’s business under chapter 7 of the Bankruptcy Code would result in substantial diminution in the value to be realized by holders of Claims or Interests as compared to distributions contemplated under the Plan. Also, attached hereto as Exhibit C, and incorporated herein by reference, is a valuation analysis of the Reorganized Debtor (the “Valuation Analysis”). Consequently, the Debtor and its management believe that Confirmation of the Plan will provide a substantially greater return to holders of Claims or Interests than would a liquidation under chapter 7 of the Bankruptcy Code.

If the Plan is not confirmed, and the Debtor fails to propose and confirm an alternative plan of reorganization, the Debtor’s business may be liquidated pursuant to the provisions of a chapter 11 liquidating plan. In liquidations under chapter 11, the Debtor’s assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7. Thus, a chapter 11 liquidation may result in larger recoveries than a chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Any distribution to holders of Claims or Interests (to the extent holders of Interests would receive distributions at all) under a chapter 11 liquidation plan would most likely be substantially delayed. Most importantly, the Debtor believes that any distributions to creditors in a chapter 11 liquidation scenario would be less than what is to be distributed under the Plan. Accordingly, the Debtor believes that a chapter 11 liquidation would not result in distributions as favorable as those under the Plan.

C.	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan of reorganization is not likely to be followed by the liquidation, or the need for further financial reorganization of the debtor, or any successor to the debtor (unless such liquidation or reorganization is proposed in such plan of reorganization).

D.	Acceptance by Impaired Classes

The Bankruptcy Code requires, as a condition to confirmation, except as described in the following section, that each class of claims or equity interests impaired under a plan, accept the plan. A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such a class is not required.11

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in a number of allowed claims in that class, counting only those claims that have actually voted to accept or to reject the plan. Thus, a class of Claims will have voted to accept the Plan only if two-thirds in amount and a majority in number of the Allowed Claims in such class that vote on the Plan actually cast their ballots in favor of acceptance.

11 A class of claims is “impaired” within the meaning of section 1124 of the Bankruptcy Code unless the plan (a) leaves unaltered the legal, equitable and contractual rights to which the claim or equity interest entitles the holder of such claim or equity interest or (b) cures any default, reinstates the original terms of such obligation, compensates the holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable, or contractual rights to which such claim or equity interest entitles the holder of such claim or equity interest.

Section 1126(d) of the Bankruptcy Code defines acceptance of a plan by a class of impaired equity interests as acceptance by holders of at least two-thirds in amount of allowed interests in that class, counting only those interests that have actually voted to accept or to reject the plan. Thus, a Class of Interests will have voted to accept the Plan only if two-thirds in amount of the Allowed Interests in such class that vote on the Plan actually cast their ballots in favor of acceptance.

Pursuant to Article III.E of the Plan, if a Class contains Claims eligible to vote and no holders of Claims eligible to vote in such Class vote to accept or reject the Plan, the holders of such Claims in such Class shall be deemed to have accepted the Plan.

E.	Confirmation Without Acceptance by All Impaired Classes

Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if all impaired classes have not accepted it; provided that the plan has been accepted by at least one impaired class. Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class’s rejection, or deemed rejection, of the plan, the plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as a “cramdown” so long as the plan does not “discriminate unfairly,” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.

If any Impaired Class rejects the Plan, the Debtor reserves the right to seek to confirm the Plan utilizing the “cramdown” provision of section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtor may request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtor reserves the right to alter, amend, modify, revoke, or withdraw the Plan or any Plan Supplement document, including the right to amend or modify the Plan or any Plan Supplement document to satisfy the requirements of section 1129(b) of the Bankruptcy Code.

1.	No Unfair Discrimination

The “unfair discrimination” test applies to classes of claims or interests that are of equal priority and are receiving different treatment under a plan. The test does not require that the treatment be the same or equivalent, but that treatment be “fair.” In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims or interests of equal rank (e.g., classes of the same legal character). Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly. A plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class.

2.	Fair and Equitable Test

The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100 percent of the amount of the allowed claims in the class. As to the dissenting class, the test sets different standards depending upon the type of claims or equity interests in the class.

The Debtor submits that if the Debtor effectuates a “cramdown” of the Plan pursuant to section 1129(b) of the Bankruptcy Code, the Plan is structured so that it does not “discriminate unfairly” and satisfies the “fair and equitable” requirement. With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank. With respect to the fair and equitable requirement, no Class under the Plan will receive more than 100 percent of the amount of Allowed Claims or Interests in that Class. The Debtor believes that the Plan and the treatment of all Classes of Claims or Interests under the Plan satisfy the foregoing requirements for nonconsensual Confirmation of the Plan.

X.	CERTAIN SECURITIES LAW MATTERS

The Debtor believes that the MDLY Stock to be issued pursuant to the Plan will be “securities,” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and any applicable state securities law (a “Blue Sky Law”). The Debtor further believes that the offer, sale, issuance, and distribution of the MDLY Stock by Medley Management pursuant to the Plan is exempt from federal and state securities registration requirements under various provisions of the Securities Act, the Bankruptcy Code, and any applicable state Blue Sky Law as described in more detail below.

A.	Issuance of Securities under the Plan

As discussed herein, the Plan provides for the offer, issuance, sale, and distribution by Medley Management of the MDLY Stock (collectively, the “1145 Securities”).

Section 1145 of the Bankruptcy Code provides that Section 5 of the Securities Act and any state law requirements for the issuance of a security do not apply to the offer or sale of stock, options, warrants, or other securities by a debtor if (a) the offer or sale occurs under a plan of reorganization, (b) the recipients of the securities hold a claim against, an interest in, or claim for administrative expense against, the debtor, and (c) the securities are issued in exchange for a claim against or interest in a debtor or are issued principally in such exchange or partly for cash and property. The Debtor believe that the issuance of the 1145 Securities, and all shares of MDLY Stock that constitute 1145 Securities, in exchange for the Claims and Interests described above satisfy the requirements of section 1145(a) of the Bankruptcy Code.

Accordingly, no registration statement will be filed under the Securities Act or any state securities laws. Recipients of the MDLY Stock are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable state Blue Sky Law.

B.	Subsequent Transfers

The 1145 Securities may be freely transferred by most recipients following the initial issuance under the Plan, and all resales and subsequent transfers of the 1145 Securities are exempt from registration under the Securities Act and state securities laws, unless the holder is an “underwriter” with respect to such securities. Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”: (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest; (b) offers to sell securities offered or sold under a plan for the holders of such securities; (c) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (i) with a view to distribution of such securities and (ii) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (d) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act. In addition, a person who receives a fee in exchange for purchasing an issuer’s securities could also be considered an underwriter within the meaning of section 2(a)(11) of the Securities Act.

The definition of an “issuer” for purposes of whether a person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. The reference to “issuer,” as used in the definition of “underwriter” contained in section 2(a)(11) of the Securities Act, is intended to cover “Controlling Persons” of the issuer of the securities. “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “Controlling Person” of the debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities. In addition, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns ten percent or more of a class of securities of a reorganized debtor may be presumed to be a “Controlling Person” and, therefore, an underwriter.

Resales of 1145 Securities by entities deemed to be “underwriters” (which definition includes “Controlling Persons”) are not exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Under certain circumstances, holders of MDLY Stock who are deemed to be “underwriters” may be entitled to resell their MDLY Stock pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act. Generally, Rule 144 of the Securities Act would permit the public sale of securities received by such Person if the required holding period has been met and, under certain circumstances, current information regarding the issuer is publicly available and volume limitations, manner of sale requirements and certain other conditions are met. Whether any particular Person would be deemed to be an “underwriter” (including whether the Person is a “Controlling Person”) with respect to the MDLY Stock would depend upon various facts and circumstances applicable to that Person. Accordingly, the Debtor expresses no view as to whether any Person would be deemed an “underwriter” with respect to the MDLY Stock and, in turn, whether any Person may freely resell MDLY Stock.

PERSONS WHO RECEIVE SECURITIES UNDER THE PLAN ARE URGED TO CONSULT THEIR OWN LEGAL ADVISOR WITH RESPECT TO THE RESTRICTIONS APPLICABLE UNDER THE FEDERAL OR STATE SECURITIES LAWS AND THE CIRCUMSTANCES UNDER WHICH SECURITIES MAY BE SOLD IN RELIANCE ON SUCH LAWS. THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTOR MAKES NO REPRESENTATIONS CONCERNING, AND DOES NOT PROVIDE, ANY OPINIONS OR ADVICE WITH RESPECT TO THE SECURITIES OR THE BANKRUPTCY MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT. IN LIGHT OF THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS, WE ENCOURAGE EACH RECIPIENT OF SECURITIES AND PARTY IN INTEREST TO CONSIDER CAREFULLY AND CONSULT WITH ITS OWN LEGAL ADVISORS WITH RESPECT TO ALL SUCH MATTERS. BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A SECURITY IS EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE FEDERAL OR STATE SECURITIES LAWS OR WHETHER A PARTICULAR RECIPIENT OF SECURITIES MAY BE AN UNDERWRITER, WE MAKE NO REPRESENTATION CONCERNING THE ABILITY OF A PERSON TO DISPOSE OF THE SECURITIES ISSUED UNDER THE PLAN.

XI.	CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

[TO BE ADDED PRIOR TO HEARING ON THE DISCLOSURE STATEMENT]

XII.	RECOMMENDATION

In the opinion of the Plan Proponents, the Plan is preferable to all other available alternatives and provides for a larger, and likely the only, distribution to the Debtor’s creditors than would otherwise result in any other scenario. Accordingly, the Plan Proponents recommend that holders of Claims entitled to vote on the Plan vote to accept the Plan and support Confirmation of the Plan.

Dated: March 7, 2021

MEDLEY LLC

/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

EXHIBIT A

Plan of Reorganization

EXHIBIT B

Liquidation Analysis

[TO BE FILED PRIOR TO DISCLOSURE STATEMENT HEARING]

EXHIBIT C

Valuation Analysis

[TO BE FILED PRIOR TO DISCLOSURE STATEMENT HEARING]

EXHIBIT D

Debtor’s 10-K

EXHIBIT E

Medley Management’s 10-K